Exhibit 99.1
APPLIED MATERIALS ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Expects Strong Growth in Silicon Systems Orders and Silicon Systems Net Sales in the First Quarter of FY2014

•	Fourth quarter orders of $2.09 billion up 5 percent sequentially, led by 16 percent growth in silicon systems orders

•	Fourth quarter non-GAAP adjusted EPS of 19 cents in upper end of guidance range; GAAP EPS of 15 cents
SANTA CLARA, Calif., November 14, 2013 — Applied Materials, Inc. (NASDAQ:AMAT), the global leader in manufacturing solutions for the semiconductor, display and solar industries, today reported results for its fourth quarter and fiscal year ended October 27, 2013.
In its fourth quarter, Applied generated orders of $2.09 billion, up 5 percent from the prior quarter led by strengthening demand in the Silicon Systems Group. Fourth quarter net sales were $1.99 billion, up 1 percent sequentially. Fourth quarter non-GAAP adjusted gross margin declined approximately 1 point to 42 percent while non-GAAP adjusted operating income grew 4 percent to $323 million or 16.2 percent. Non-GAAP adjusted net income grew 3 percent in the quarter to $228 million or 19 cents per diluted share, which was in the upper end of the guidance range. For the quarter, the company recorded GAAP gross margin of 40 percent, operating income of $211 million or 10.6 percent, and net income of $183 million or 15 cents per diluted share.
In FY2013, orders grew 5 percent to $8.47 billion, net sales declined 14 percent to $7.51 billion, non-GAAP adjusted gross margin declined 11 percent to $3.16 billion or 42.1 percent, non-GAAP adjusted operating income declined 25 percent to $1.03 billion or 13.7 percent, and non-GAAP adjusted net income declined 25 percent to $718 million or 59 cents per diluted share. The company recorded GAAP gross margin of $2.99 billion or 39.8 percent, operating income of $432 million or 5.8 percent, and net income of $256 million or 21 cents per diluted share. Applied returned $701 million to stockholders, including $456 million in dividends paid and $245 million in stock repurchases.

“This has been a transformative year for Applied Materials as we shaped a more competitive company, reduced overhead expenses, stepped up investment in product development and built momentum for profitable growth,” said Gary Dickerson, president and chief executive officer. “As we look ahead to 2014, we expect stronger investment by our semiconductor and display customers and major technology inflections in transistor and memory that play to our strengths.”
Quarterly Results Summary

GAAP Results	Q4 FY2013	Q3 FY2013	Q4 FY2012
Net sales	$1.99 billion	$1.98 billion	$1.65 billion
Operating income (loss)	$211 million	$250 million	$(499) million
Net income (loss)	$183 million	$168 million	$(515) million
Diluted earnings (loss) per share (EPS)	$0.15	$0.14	$(0.42)
Non-GAAP Adjusted Results
Non-GAAP adjusted operating income	$323 million	$312 million	$114 million
Non-GAAP adjusted net income	$228 million	$222 million	$70 million
Non-GAAP adjusted diluted EPS	$0.19	$0.18	$0.06
Applied's non-GAAP adjusted results exclude the impact of the following, where applicable: certain acquisition-related costs; restructuring charges and any associated adjustments; impairments of assets, goodwill, or investments; gain or loss on sale of facilities and strategic investments; and certain tax items. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial tables included in this release. See also “Use of Non-GAAP Adjusted Financial Measures” section.

Applied Materials, Inc.

Fourth Quarter Reportable Segment Results and Comparisons to the Prior Quarter
Silicon Systems Group (SSG) orders were $1.39 billion, up 16 percent, with higher orders in foundry, flash and logic, partially offset by decreases in DRAM. Net sales declined 2 percent to $1.24 billion. Non-GAAP adjusted operating income declined to $258 million or 20.8 percent of net sales. GAAP operating income declined to $213 million or 17.1 percent of net sales. New order composition was: foundry 47 percent; flash 25 percent; logic/other 17 percent; and DRAM 11 percent.
Applied Global Services (AGS) orders were $548 million, up 6 percent. Net sales were $538 million up 8 percent. Non-GAAP adjusted operating income was flat at $116 million or 21.6 percent of net sales. GAAP operating income increased slightly to $115 million or 21.4 percent of net sales.
Display orders of $114 million were down 55 percent from high levels in the previous quarter and reflected customer push-outs of orders that are expected to be recorded in future periods. Net sales were up slightly to $163 million. Non-GAAP adjusted operating income declined to $20 million or 12.3 percent of net sales. GAAP operating income declined to $19 million or 11.7 percent of net sales, including the impact of a $10 million inventory charge.
Energy and Environmental Solutions (EES) orders increased to $40 million. Net sales declined 2 percent to $44 million. EES had a non-GAAP adjusted operating loss of $22 million and a GAAP operating loss of $30 million.
Additional Quarterly Financial Information

•	Backlog grew 4 percent to $2.37 billion including negative adjustments of $21 million.

•	Gross margin was 42.0 percent on a non-GAAP adjusted basis, down slightly from 42.9 percent in the prior quarter. GAAP gross margin declined from 40.8 percent to 40.0 percent.

•
On a year-over-year basis, G&A declined by $13 million, or 10 percent, while RD&E increased by $35 million, or 12 percent. These changes primarily reflect the impact of ongoing initiatives to reduce company overhead spending and increase funding of profitable growth opportunities, particularly in the Silicon Systems Group.

•	The effective tax rate was 24.8 percent on a non-GAAP adjusted basis and 5.7 percent on a GAAP basis.

•	The company paid $120 million in cash dividends and used $47 million to repurchase 3 million shares of its common stock.

•
Operating cash flow declined to $19 million, primarily reflecting working capital requirements to support increasing customer demand. Net accounts receivable grew 40 percent to $1.63 billion, with a high proportion of shipments near the end of the period.

•	Cash, cash equivalents and investments ended the quarter at $2.90 billion, down 4 percent from the prior quarter.

Full-Year Reportable Segment Results and Comparisons to the Prior Year
SSG orders increased by 4 percent to $5.51 billion, net sales decreased by 14 percent to $4.78 billion, non-GAAP adjusted operating income decreased to $1.1 billion or 22.0 percent of net sales, and GAAP operating income decreased to $876 million or 18.3 percent of net sales.
AGS orders decreased by 8 percent to $2.1 billion, net sales decreased by 11 percent to $2.0 billion, non-GAAP adjusted operating income decreased to $443 million or 21.9 percent of net sales, and GAAP operating income decreased to $436 million or 21.6 percent of net sales. Non-GAAP operating income decreased in fiscal 2013 from fiscal 2012 reflecting lower sales. Fiscal 2012 results included $85 million in sales for a thin film solar production line.
Display orders increased by 157 percent to $703 million, reflecting a recovery in TV equipment demand and share gains in array PVD equipment. Net sales increased by 14 percent to $538 million, non-GAAP adjusted operating income increased to $80 million or 14.9 percent of net sales, and GAAP operating income increased to $74 million or 13.8 percent of net sales.
EES orders decreased by 15 percent to $166 million, and net sales decreased by 59 percent to $173 million, reflecting continued overcapacity conditions in the global PV solar industry. EES generated a non-GAAP adjusted operating loss of $115 million. EES reported a GAAP operating loss of $433 million, which included $278 million in impairment charges recorded in the second quarter of FY2013, along with $40 million of restructuring charges, asset impairments, and certain items related to acquisitions.

Applied Materials, Inc.

Business Outlook
For the first quarter of fiscal 2014, Applied expects net sales to be up 3 percent to 10 percent from the previous quarter. The company expects non-GAAP adjusted operating expenses to be in the range of $540 million, plus or minus $10 million. Non-GAAP adjusted diluted EPS is expected to be in the range of 20 cents to 24 cents.
Applied's first quarter outlook for non-GAAP adjusted operating expenses excludes known charges related to completed acquisitions, integration and deal costs of approximately $28 million. The first quarter non-GAAP adjusted diluted EPS outlook excludes known charges related to completed acquisitions, integration and deal costs of 4 cents. The company's first quarter business outlook does not exclude other non-GAAP adjustments that may arise subsequent to this release.

Use of Non-GAAP Adjusted Financial Measures
Management uses non-GAAP adjusted results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Applied believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.
Webcast Information
Applied Materials will discuss these results during an earnings call that begins at 1:30 p.m. Pacific Time today. A live webcast will be available at www.appliedmaterials.com. A replay will be available on the website beginning at 5:00 p.m. Pacific Time today.

Forward-Looking Statements
This press release contains forward-looking statements, including those regarding Applied’s performance, strategies and initiatives, growth opportunities, customer investment, industry inflections, and business outlook for the first quarter of fiscal 2014. These statements and their underlying assumptions are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the level of demand for Applied’s products, which is subject to many factors, including uncertain global economic and industry conditions, end-demand for electronic products and semiconductors, and customers’ new technology and capacity requirements; variability of operating expenses and results among the company’s segments caused by differing conditions in the served markets; the concentrated nature of Applied’s customer base; Applied’s ability to (i) develop, deliver and support a broad range of products, expand its markets and develop new markets, (ii) achieve the objectives of operational and strategic initiatives, (iii) plan and manage its resources and production capability, (iv) obtain and protect intellectual property rights in key technologies, (v) attract, motivate and retain key employees, and (vi) accurately forecast future results, which depends on multiple assumptions related to, without limitation, market conditions, customer requirements and business needs; and other risks described in Applied's SEC filings, including its most recent Forms 10-Q and 8-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. The company undertakes no obligation to update any forward-looking statements.

About Applied Materials
Applied Materials, Inc. (Nasdaq:AMAT) is the global leader in providing innovative equipment, services and software to enable the manufacture of advanced semiconductor, flat panel display and solar photovoltaic products. Our technologies help make innovations like smartphones, flat screen TVs and solar panels more affordable and accessible to consumers and businesses around the world. Learn more at www.appliedmaterials.com.

Contact:
Kevin Winston (editorial/media) 408.235.4498
Michael Sullivan (financial community) 408.986.7977

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended			Twelve Months Ended
(In millions, except per share amounts)	October 27, 2013	July 28, 2013	October 28, 2012	October 27, 2013	October 28, 2012
Net sales	$1,988	$1,975	$1,646	$7,509	$8,719
Cost of products sold	1,193	1,169	1,060	4,518	5,406
Gross margin	795	806	586	2,991	3,313
Operating expenses:
Research, development and engineering	338	334	303	1,320	1,237
Marketing and selling	99	111	107	433	481
General and administrative	117	97	130	465	595
Impairment of goodwill and intangible assets	—	—	421	278	421
Restructuring charges and asset impairments	30	14	124	63	168
Total operating expenses	584	556	1,085	2,559	2,902
Income (loss) from operations	211	250	(499)	432	411
Impairment of strategic investments	1	3	14	6	17
Interest expense	24	23	24	95	95
Interest and other income, net	8	4	5	19	17
Income (loss) before income taxes	194	228	(532)	350	316
Provision (benefit) for income taxes	11	60	(17)	94	207
Net income (loss)	$183	$168	$(515)	$256	$109
Earnings (loss) per share:
Basic	$0.15	$0.14	$(0.42)	$0.21	$0.09
Diluted	$0.15	$0.14	$(0.42)	$0.21	$0.09
Weighted average number of shares:
Basic	1,204	1,203	1,220	1,202	1,266
Diluted	1,222	1,220	1,220	1,219	1,277

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS

(In millions)	October 27, 2013	July 28, 2013	October 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$1,711	$1,745	$1,392
Short-term investments	180	230	545
Accounts receivable, net	1,633	1,170	1,220
Inventories	1,413	1,358	1,272
Other current assets	705	734	673
Total current assets	5,642	5,237	5,102
Long-term investments	1,005	1,055	1,055
Property, plant and equipment, net	850	872	910
Goodwill	3,294	3,294	3,518
Purchased technology and other intangible assets, net	1,103	1,148	1,355
Deferred income taxes and other assets	149	145	162
Total assets	$12,043	$11,751	$12,102
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,649	$1,446	$1,510
Customer deposits and deferred revenue	794	756	755
Total current liabilities	2,443	2,202	2,265
Long-term debt	1,946	1,946	1,946
Other liabilities	566	649	656
Total liabilities	4,955	4,797	4,867
Total stockholders’ equity	7,088	6,954	7,235
Total liabilities and stockholders’ equity	$12,043	$11,751	$12,102

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In millions)	Three Months Ended			Twelve Months Ended
	October 27, 2013	July 28, 2013	October 28, 2012	October 27, 2013	October 28, 2012
Cash flows from operating activities:
Net income (loss)	$183	$168	$(515)	$256	$109
Adjustments required to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	98	100	97	410	422
Impairment of goodwill and intangible assets	—	—	421	278	421
Restructuring charges and asset impairments	30	14	124	63	168
Deferred income taxes and other	11	(56)	78	(91)	222
Share-based compensation	41	40	44	162	182
Net change in operating assets and liabilities, net of amounts acquired	(344)	98	162	(455)	327
Cash provided by operating activities	19	364	411	623	1,851
Cash flows from investing activities:
Capital expenditures	(50)	(40)	(41)	(190)	(162)
Cash paid for acquisition, net of cash acquired	—	—	(1)	(1)	(4,190)
Proceeds from sales and maturities of investments	276	134	254	1,013	1,019
Purchases of investments	(169)	(128)	(175)	(607)	(1,327)
Cash provided by (used in) investing activities	57	(34)	37	215	(4,660)
Cash flows from financing activities:
Proceeds from common stock issuances and others, net	57	40	45	182	96
Common stock repurchases	(47)	(50)	(516)	(245)	(1,416)
Payments of dividends to stockholders	(120)	(120)	(111)	(456)	(434)
Cash used in financing activities	(110)	(130)	(582)	(519)	(1,754)
Effect of exchange rate changes on cash and cash equivalents	—	—	(3)	—	(5)
Increase (decrease) in cash and cash equivalents	(34)	200	(137)	319	(4,568)
Cash and cash equivalents — beginning of period	1,745	1,545	1,529	1,392	5,960
Cash and cash equivalents — end of period	$1,711	$1,745	$1,392	$1,711	$1,392
Supplemental cash flow information:
Cash payments for income taxes	$12	$30	$10	$196	$243
Cash refunds from income taxes	$35	$—	$74	$102	$79
Cash payments for interest	$7	$39	$7	$92	$94

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Reportable Segment Results

	Q4 FY2013			Q3 FY2013			Q4 FY2012
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$1,390	$1,243	$213	$1,203	$1,272	$246	$741	$870	$41
AGS	548	538	115	517	497	114	576	621	164
Display	114	163	19	256	161	33	83	93	3
EES*	40	44	(30)	19	45	(27)	65	62	(480)
Corporate	—	—	(106)	—	—	(116)	—	—	(227)
Consolidated	$2,092	$1,988	$211	$1,995	$1,975	$250	$1,465	$1,646	$(499)

	FY 2013			FY 2012
(In millions)	New Orders	Net Sales	Operating Income (Loss)	New Orders	Net Sales	Operating Income (Loss)
SSG	$5,507	$4,775	$876	$5,294	$5,536	$1,243
AGS	2,090	2,023	436	2,274	2,285	502
Display	703	538	74	274	473	25
EES*	166	173	(433)	195	425	(668)
Corporate	—	—	(521)	—	—	(691)
Consolidated	$8,466	$7,509	$432	$8,037	$8,719	$411

* Operating loss for FY2013 included $278 million in goodwill and intangible asset impairment charges, while operating loss for the fourth quarter of FY2012 and FY2012 included $421 million of goodwill impairment charges.

Corporate Unallocated Expenses

(In millions)	Q4 FY2013	Q3 FY2013	Q4 FY2012	FY 2013	FY 2012
Restructuring charges and asset impairments	$23	$4	$111	$35	$111
Share-based compensation	41	40	44	162	182
Gain on sale of facility	—	(4)	—	(4)	—
Other unallocated expenses	42	76	72	328	398
Corporate	$106	$116	$227	$521	$691

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION

Additional Information

	Q4 FY2013		Q3 FY2013		Q4 FY2012
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales	New Orders	Net Sales
United States	261	357	369	353	435	373
% of Total	12%	18%	19%	18%	30%	23%
Europe	203	242	225	175	165	271
% of Total	10%	12%	11%	9%	11%	16%
Japan	117	276	333	154	184	129
% of Total	6%	14%	17%	8%	12%	8%
Korea	209	231	249	262	115	127
% of Total	10%	12%	12%	13%	8%	8%
Taiwan	721	589	356	658	390	457
% of Total	34%	30%	18%	33%	27%	28%
Southeast Asia	95	89	124	100	74	97
% of Total	5%	4%	6%	5%	5%	6%
China	486	204	339	273	102	192
% of Total	23%	10%	17%	14%	7%	11%

Employees (In thousands)
Regular Full Time	13.7		13.7		14.5

	FY 2013		FY 2012
New Orders and Net Sales by Geography
(In $ millions)	New Orders	Net Sales	New Orders	Net Sales
United States	1,419	1,473	1,995	1,749
% of Total	17%	20%	25%	20%
Europe	735	680	817	863
% of Total	8%	9%	10%	10%
Japan	822	685	600	704
% of Total	10%	9%	7%	8%
Korea	915	924	1,784	1,897
% of Total	11%	12%	22%	22%
Taiwan	2,885	2,640	2,155	2,411
% of Total	34%	35%	27%	28%
Southeast Asia	351	320	283	312
% of Total	4%	4%	4%	3%
China	1,339	787	403	783
% of Total	16%	11%	5%	9%

Applied Materials, Inc.

 APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 27, 2013	July 28, 2013	October 28, 2012	October 27, 2013	October 28, 2012
Non-GAAP Adjusted Gross Margin
Reported gross margin - GAAP basis	$795	$806	$586	$2,991	$3,313
Certain items associated with acquisitions[1]	40	40	46	166	253
Acquisition integration and deal costs	—	1	—	3	—
Non-GAAP adjusted gross margin	$835	$847	$632	$3,160	$3,566
Non-GAAP adjusted gross margin percent (% of net sales)	42.0%	42.9%	38.4%	42.1%	40.9%
Non-GAAP Adjusted Operating Income
Reported operating income (loss) - GAAP basis	$211	$250	$(499)	$432	$411
Impairment of goodwill and intangible assets	—	—	421	278	421
Certain items associated with acquisitions[1]	47	47	55	201	298
Acquisition integration and deal costs	11	5	13	38	81
Certain items associated with announced business combination[7]	24	—	—	24	—
Restructuring charges and asset impairments[2,3,4,5,6]	30	14	124	63	168
Gain on sale of facility	—	(4)	—	(4)	—
Non-GAAP adjusted operating income	$323	$312	$114	$1,032	$1,379
Non-GAAP adjusted operating margin percent (% of net sales)	16.2%	15.8%	6.9%	13.7%	15.8%
Non-GAAP Adjusted Net Income
Reported net income (loss) - GAAP basis	$183	$168	$(515)	$256	$109
Impairment of goodwill and intangible assets	—	—	421	278	421
Certain items associated with acquisitions[1]	47	47	55	201	298
Acquisition integration and deal costs	11	5	13	38	81
Certain items associated with announced business combination[7]	24	—	—	24	—
Restructuring charges and asset impairments[2,3,4,5,6]	30	14	124	63	168
Gain on sale of facility	—	(4)	—	(4)	—
Impairment (gain on sale) of strategic investments	(3)	2	14	1	17
Reinstatement of federal R&D tax credit	—	—	—	(13)	—
Resolution of prior years’ income tax filings and other tax items	(10)	(3)	(5)	(24)	(22)
Income tax effect of non-GAAP adjustments	(54)	(7)	(37)	(102)	(112)
Non-GAAP adjusted net income	$228	$222	$70	$718	$960

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2
Results for the three months ended October 27, 2013 included $27 million of employee-related costs related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, partially offset by a favorable adjustment of $4 million in restructuring charges related to other restructuring plans.

3
Results for the three months ended July 28, 2013 included $4 million of employee-related costs related to the restructuring program announced on October 3, 2012 and restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

4
Results for the three months ended October 28, 2012 included employee-related costs of $106 million related to the restructuring program announced on October 3, 2012; restructuring and asset impairment charges of $12 million related to the restructuring program announced on May 10, 2012; and severance charges of $6 million related to the integration of Varian.

5
Results for the twelve months ended October 27, 2013 included $39 million of employee-related costs, net, related to the restructuring program announced on October 3, 2012, and restructuring and asset impairment charges of $26 million related to the restructuring program announced on May 10, 2012, partially offset by a favorable adjustment of $2 million related to other restructuring plans.

6
Results for the twelve months ended October 28, 2012 included employee-related costs of $106 million related to the restructuring program announced on October 3, 2012, restructuring and asset impairment charges of $48 million related to the restructuring program announced on May 10, 2012, and severance charges of $14 million related to the integration of Varian.

7	These items are incremental charges related to the announced business combination agreement with Tokyo Electron Limited, consisting of acquisition-related costs and other charges.

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions except per share amounts)	October 27, 2013	July 28, 2013	October 28, 2012	October 27, 2013	October 28, 2012
Non-GAAP Adjusted Earnings Per Diluted Share
Reported earnings (loss) per diluted share - GAAP basis	$0.15	$0.14	$(0.42)	$0.21	$0.09
Impairment of goodwill and intangible assets	—	—	0.34	0.21	0.33
Certain items associated with acquisitions	0.03	0.03	0.04	0.14	0.19
Acquisition integration and deal costs	—	—	0.01	0.02	0.05
Certain items associated with announced business combination	0.01	—	—	0.01	—
Restructuring charges and asset impairments	0.01	0.01	0.08	0.03	0.10
Impairment of strategic investments	—	—	0.01	—	0.01
Reinstatement of federal R&D tax credit and resolution of prior years’ income tax filings and other tax items	(0.01)	—	—	(0.03)	(0.02)
Non-GAAP adjusted earnings per diluted share	$0.19	$0.18	$0.06	$0.59	$0.75
Weighted average number of diluted shares	1,222	1,220	1,234	1,219	1,277

Applied Materials, Inc.

APPLIED MATERIALS, INC.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED RESULTS

	Three Months Ended			Twelve Months Ended
(In millions, except percentages)	October 27, 2013	July 28, 2013	October 28, 2012	October 27, 2013	October 28, 2012
SSG Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$213	$246	$41	$876	$1,243
Certain items associated with acquisitions[1]	44	42	45	175	253
Acquisition integration and deal costs, net	1	(5)	6	(2)	37
Restructuring charges and asset impairments[4,5,6]	—	—	3	1	4
Non-GAAP adjusted operating income	$258	$283	$95	$1,050	$1,537
Non-GAAP adjusted operating margin percent (% of net sales)	20.8%	22.2%	10.9%	22.0%	27.8%
AGS Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$115	$114	$164	$436	$502
Certain items associated with acquisitions[1]	1	2	3	5	13
Restructuring charges and asset impairments[4,5,6]	—	—	4	2	15
Non-GAAP adjusted operating income	$116	$116	$171	$443	$530
Non-GAAP adjusted operating margin percent (% of net sales)	21.6%	23.3%	27.5%	21.9%	23.2%
Display Non-GAAP Adjusted Operating Income
Reported operating income - GAAP basis	$19	$33	$3	$74	$25
Certain items associated with acquisitions[1]	1	1	1	6	7
Non-GAAP adjusted operating income	$20	$34	$4	$80	$32
Non-GAAP adjusted operating margin percent (% of net sales)	12.3%	21.1%	4.3%	14.9%	6.8%
EES Non-GAAP Adjusted Operating Loss
Reported operating loss - GAAP basis	$(30)	$(27)	$(480)	$(433)	$(668)
Impairment of goodwill and intangible assets	—	—	421	278	421
Certain items associated with acquisitions[1]	1	2	7	15	25
Restructuring charges and asset impairments[2,3,4,5,6]	7	10	6	25	38
Non-GAAP adjusted operating loss	$(22)	$(15)	$(46)	$(115)	$(184)
Non-GAAP adjusted operating margin percent (% of net sales)	(50.0)%	(33.3)%	(74.2)%	(66.5)%	(43.3)%

1	These items are incremental charges attributable to completed acquisitions, consisting of inventory fair value adjustments on products sold, and amortization of purchased intangible assets.

2	Results for the three months ended October 27, 2013 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012.

3	Results for the three months ended July 28, 2013 included restructuring and asset impairment charges of $10 million related to the restructuring program announced on May 10, 2012.

4
Results for the three months ended October 28, 2012 included restructuring and asset impairment charges of $7 million related to the restructuring program announced on May 10, 2012, and severance charges of $6 million related to the integration of Varian.

5
Results for the twelve months ended October 27, 2013 included restructuring and asset impairment charges of $26 million related to the restructuring program announced on May 10, 2012 and severance charges of $2 million related to the integration of Varian.

6
Results for the twelve months ended October 28, 2012 included restructuring and asset impairment charges of $43 million related to the restructuring program announced on May 10, 2012 and severance charges of $14 million related to the integration of Varian.

Applied Materials, Inc.

APPLIED MATERIALS, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED OPERATING EXPENSES

	Three Months Ended
(In millions)	October 27, 2013	July 28, 2013

Operating expenses - GAAP basis	$584	$556
Restructuring charges and asset impairments	(30)	(14)
Certain items associated with acquisitions	(7)	(7)
Acquisition integration costs	(11)	(4)
Certain items associated with announced business combination	(24)	—
Gain on sale of facility	—	4
Non-GAAP adjusted operating expenses	$512	$535

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ADJUSTED EFFECTIVE INCOME TAX RATE

Three Months Ended
(In millions, except percentages)	October 27, 2013

Provision for income taxes - GAAP basis (a)	$11
Resolutions of prior years’ income tax filings and other tax items	10
Income tax effect of non-GAAP adjustments	54
Non-GAAP adjusted provision for income taxes (b)	$75

Income before income taxes - GAAP basis (c)	$194
Certain items associated with acquisitions	47
Restructuring charges and asset impairments	30
Acquisition integration costs	11
Certain items associated with announced business combination	24
Gain on sale strategic investments, net	(3)
Non-GAAP adjusted income before income taxes (d)	$303

Effective income tax rate - GAAP basis (a/c)	5.7%

Non-GAAP adjusted effective income tax rate (b/d)	24.8%